UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2012 kit digital, inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34437 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

26 West 17th Street 2nd Floor

New York, New York 10011

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy Listing Standards and Transfer of Listings.

On December 4, 2012, KIT digital, Inc. (the "Company") received a notification letter from the Listing Qualifications Department of The NASDAQ OMX Group ("NASDAQ") stating that due to the Company's inability to timely file its Form 10-Q for the period ended September 30, 2012 (the "3rd Quarter Form 10-Q"), the Company was not in compliance with NASDAQ Listing Rule 5250(c)(1). This notification was issued in accordance with standard NASDAQ procedures in connection with the Company's filing, on November 21, 2012, of a Notification of Late Filing on Form 12b-25 stating that the Company would not be able to file its 3rd Quarter Form 10-Q within the prescribed time period because of the Company’s ongoing review of certain perpetual software licenses relating to the restatement of certain historical financial statements. As previously disclosed, the work necessary to finalize the 3rd Quarter Form 10-Q could not be completed in sufficient time to permit the timely filing of such 3rd Quarter Form 10-Q.

The Company is required to submit a plan to regain compliance with NASDAQ’s requirements for continued listing, and, under the discretionary authority under NASDAQ Marketplace Rule 5101, in order to expedite the review process, NASDAQ is requiring that the plan must be submitted no later than December 18, 2012.  If NASDAQ accepts the plan submitted by the Company, NASDAQ can grant an exception of up to 180 calendar days from the due date of the 3rd Quarter Form 10-Q to regain compliance.  The Company intends to submit to NASDAQ, on or before December 18, 2012, a plan to regain compliance with NASDAQ’s requirements for continued listing.  The Company will also provide NASDAQ with other requested supplemental information. There can be no assurance that the Company will successfully regain compliance with NASDAQ listing requirements.

If NASDAQ does not accept the Company’s plan, NASDAQ will provide notice that the Company’s common stock will be subject to delisting.  The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the NASDAQ Global Select Market until the completion of the appeal process.

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Wayne Walker’s and Barak Bar-Cohen’s terms as directors were anticipated to end at the Company’s next annual meeting of shareholders. As that meeting has been cancelled as a result of the restatement, on December 5, 2012, Mr. Walker resigned his position as a member of the Company’s Board of Directors and, on December 10, 2012, Mr. Bar-Cohen formally resigned from the Company’s Board of Directors upon finalization of his Separation Agreement, as had been previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 24, 2012. At the time of his resignation Mr. Walker had been a member of the Audit Committee and Compensation Committee. On December 5, 2012, Seth Hamot was appointed to the Audit Committee and William Russell was appointed to the Compensation Committee. The standing committees of the Board of Directors otherwise remain as set forth in the Company’s Preliminary Proxy Statement filed with the SEC on October 22, 2012.

As noted above, on December 10, 2012, the Company and Mr. Bar-Cohen entered into a Separation Agreement that finalized the terms of his separation from the Company. The Separation Agreement provides (i) that the Company will pay Mr. Bar-Cohen his base salary for 12 months as required by Mr. Bar-Cohen’s employment agreement, which amount will be paid through normal semi-monthly payroll payments with a balloon payment for the balance on February 1, 2013, (ii) for certain other provisions with respect to Mr. Bar-Cohen’s post-employment benefits and the treatment of his equity awards, and (iii) for the reimbursement by the Company of the reasonable legal fees actually incurred by Mr. Bar-Cohen, up to a specified maximum amount, in connection with his resignation and negotiation of the Separation Agreement.

Item 8.01 Other Information

Legal Matters

On November 30, 2012, James Slattery, a purported Company shareholder, filed a purported securities class action complaint against the Company and certain of its current and former executive officers alleging claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with purchases of the Company's common stock between May 19, 2009 and November 21, 2012.  This action is captioned Slattery v. KIT Digital, Inc., et al., Docket No. 1:12-cv-08732.  The complaint alleges, among other things, that certain statements by the Company and certain of its current and former officers and directors regarding the Company's past and expected future results of operations were false and misleading.

On December 6, 2012, Michael Zak, a purported Company shareholder, filed a shareholder derivative complaint against the Company and certain of its current and former Board members and executive officers alleging (1) breach of fiduciary duties; (2) abuse of control; (3) gross mismanagement; and (4) waste of corporate assets.  This action is captioned Zak v. Russell, et al., Index No. 654277/2012.  The plaintiff seeks damages and disgorgement of all profits, benefits, and other compensation obtained by the defendants, including certain bonuses, restricted stock, stock options, and other incentive compensation.

Other Information

As previously disclosed, the Company is exploring a broad range of strategic transactions, including financing transactions or a sale of the Company or its assets and has engaged Deutsche Bank to help it explore alternatives, including a potential sale, consolidation or merger. The Company will continue to evaluate all bona fide offers made in connection with the strategic process.

Important Caution Regarding Forward-Looking Statements

This report contains certain "forward-looking statements." These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans" and variations of these words or similar words. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: the risk that additional information may become available in preparing and auditing the financial statements that would require the Company to make additional corrections, the time and effort required to complete the restatement of the financial statements, the ramifications of the Company’s potential inability to timely file future periodic and other reports with the SEC, including potential delisting of the Company’s common stock on NASDAQ and the risk of litigation or governmental investigations or proceedings relating to these matters. Certain risks and uncertainties related to the Company’s business are or will be described in greater detail in the Company’s filings with the SEC. Except as required by applicable law, the Company is not under obligation to (and expressly disclaims any such obligation to) update its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

By:	/s/ Fabrice Hamaide
Fabrice Hamaide
Chief Financial Officer and Secretary

Date: December 10, 2012